Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO Scott A. Kingsley, Executive Vice President and CFO NBT Bancorp Inc. 52 South Broad Street Norwich, NY 13815 607-337-6589

NBT BANCORP INC. ANNOUNCES SECOND QUARTER NET INCOME OF $30.1 MILLION ($0.70 PER DILUTED COMMON SHARE)

NORWICH, NY (July 31, 2023) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and six months ended June 30, 2023.

Net income for the three months ended June 30, 2023 was $30.1 million, or $0.70 per diluted common share, compared to $37.8 million, or $0.88 per diluted share, for the three months ended June 30, 2022, and $33.7 million, or $0.78 per diluted share, in the first quarter of 2023.

◾
Excluding the impact of securities losses and acquisition expenses, the Company generated $0.80 per diluted share of earnings in the second quarter of 2023, compared to $0.89 per share in the second quarter of 2022 and $0.88 per share in the first quarter of 2023. Net interest income was impacted on a linked quarter basis from the continuation of higher funding costs.

◾
In the second quarter of 2023, the Company realized $4.5 million ($0.08 per diluted share) in securities losses. In the first quarter of 2023, the Company realized a $5.0 million ($0.09 per diluted share) securities loss.

◾
The Company incurred acquisition expenses of $1.2 million ($0.02 per diluted share) and $0.6 million ($0.01 per diluted share) related to the pending merger with Salisbury Bancorp, Inc. (“Salisbury”) in the second quarter of 2023 and the first quarter of 2023, respectively.

◾	Period end total loans increased $208.0 million from December 31, 2022, or 5.1% annualized.

CEO Comments

“We delivered solid operating performance for the second quarter and the first half of 2023. Our results reflect the ongoing focus on our long-term strategies, the strength of our balance sheet and our diversified business model,” said NBT President and CEO John H. Watt, Jr. “We grew loans in all our core portfolios in the second quarter, and our funding sources remained resilient. Our credit performance remained consistent and favorable, and we continued to grow capital. We were also very pleased to have received all the regulatory and shareholder approvals required to proceed with our planned combination with Salisbury Bancorp. We expect the merger to close on August 11, 2023. Our integration team with representatives from NBT and Salisbury has worked diligently to ensure the best possible customer experience upon the conversion of Salisbury customer relationships,” said Watt.

Second Quarter Financial Highlights

Net Income	◾ Net income of $30.1 million ◾ Diluted earnings per share of $0.70 ◾ Excluding acquisition expenses and securities losses, diluted earnings per share of $0.80
Net Interest Income / NIM
 ◾       Net interest income on a fully taxable equivalent (“FTE”) basis was $89.5 million[1]
 ◾       Net interest margin (“NIM”) on an FTE basis was 3.27%[1], down 28 basis points (“bps”) from the prior quarter
 ◾       Earning asset yields of 4.42%, up 16 bps from the prior quarter
 ◾       Total cost of funds of 1.22%, up 47 bps from the prior quarter

Noninterest Income	◾ Excluding securities losses, noninterest income was $36.7 million and was 29.2% of total revenue
Loans and Credit Quality
 ◾       Period end total loans of $8.36 billion as of June 30, 2023, up $208.0 million, or 5.1%, annualized, from December 31, 2022
 ◾       Net charge-offs to average loans were 0.17%, annualized
 ◾       Nonperforming loans to total loans was 0.24%, compared to 0.23% in the prior quarter and down from 0.33% in the second quarter of 2022
 ◾       Allowance for loan losses to total loans of 1.20%

Deposits
 ◾       Deposits were $9.53 billion as of June 30, 2023, up $34.0 million, or 0.4%, from December 31, 2022
 ◾       Total cost of deposits was 0.85% for the second quarter of 2023, up 38 bps from the prior quarter
 ◾       Full cycle to-date deposit beta of 17%
 ◾       Deposit composition is diverse and granular with over 523,000 accounts with an average per account balance of $18,202

Capital
 ◾       Stockholders’ equity was $1.21 billion as of June 30, 2023
 ◾       Tangible book value per share[2] was $21.55 at June 30, 2023, consistent with the first quarter of 2023 and 2.7% higher than the second quarter of 2022
 ◾       Tangible equity to assets of 7.95%[1]
 ◾       CET1 ratio of 12.29%; Leverage ratio of 10.51%

Loans

◾	Period end total loans were $8.36 billion at June 30, 2023, $8.26 billion at March 31, 2023 and $8.15 billion at December 31, 2022.
◾
Period end loans increased $208.0 million from December 31, 2022. Commercial and industrial loans increased $53.1 million to $1.32 billion; commercial real estate loans increased $76.3 million to $2.88 billion; and total consumer loans increased $78.6 million to $4.15 billion. Included in total consumer loans is $158 million of a portfolio of loans in a run-off status.

◾	Commercial line of credit utilization rate was 23% at June 30, 2023, compared to 22% at March 31, 2023 and 23% at June 30, 2022.

Deposits

◾
Total deposits at June 30, 2023 were $9.53 billion, compared to $9.50 billion at December 31, 2022. The Company continues to experience migration from noninterest bearing and low interest checking and savings accounts into higher cost money market and time deposit instruments.

◾	Loan to deposit ratio was 87.7% at June 30, 2023, compared to 85.8% at December 31, 2022.

Net Interest Income and Net Interest Margin

◾
Net interest income for the second quarter of 2023 was $89.1 million, which was down $6.0 million, or 6.3%, from the first quarter of 2023 and up $1.5 million, or 1.7%, from the second quarter of 2022.

◾
The NIM on an FTE basis for the second quarter of 2023 was 3.27%, down 28 bps from the first quarter of 2023 driven by the increase in the cost of interest-bearing deposits, as well as a $200.6 million increase in the average balance of short-term borrowings and a 31 bp increase on the rates paid on those borrowings. The NIM on an FTE basis was up 6 bps from the second quarter of 2022 due to higher earning asset yields partially offset by the increase in the cost of interest-bearing deposits, as well as higher balances in short-term borrowings and the rates paid on those borrowings.

◾
Earning asset yields for the three months ended June 30, 2023 were up 16 bps from the prior quarter to 5.17% and up 107 bps from the same quarter in the prior year. Earning assets grew $73.4 million, or 0.7%, from the first quarter of 2023, or 2.7% annualized.

◾	Total cost of deposits, including noninterest bearing deposits, was 0.85% for the second quarter of 2023, up 38 bps from the prior quarter and up 78 bps from the same period in the prior year.
◾	Total cost of funds for the three months ended June 30, 2023 was 1.22%, up 47 bps from the prior quarter and up 107 bps from the second quarter of 2022.

Asset Quality and Allowance for Loan Losses

◾
Net charge-offs to total average loans was 17 bps compared to 19 bps in the prior quarter and 4 bps in the second quarter of 2022. The increase in net charge-offs from the second quarter of 2022 was due to an increase in charge-offs in the Company’s other consumer portfolio, which is in a run-off status. Net charge-offs for the portfolios in a run-off status represented 68% of total net charge-offs.

◾	Nonperforming assets to total assets were 0.17% at June 30, 2023, compared to 0.16% at March 31, 2023 and 0.22% at June 30, 2022.
◾	Provision expense for the three months ended June 30, 2023 was $3.6 million, compared to $3.9 million for the first quarter of 2023 and $4.4 million for the second quarter of 2022.
◾
The allowance for loan losses was $100.4 million, or 1.20% of total loans, at June 30, 2023, compared to 1.21% of total loans at March 31, 2023 and 1.20% of total loans at June 30, 2022. The reserve for unfunded loan commitments decreased to $4.4 million at June 30, 2023 compared to the prior quarter-end at $4.5 million and to $5.1 million at June 30, 2022.

Noninterest Income

◾
Total noninterest income, excluding securities losses, was $36.7 million for the three months ended June 30, 2023, up $0.3 million from the first quarter and down $5.6 million from the prior year’s second quarter.

◾
Card services income increased $0.3 million from the prior quarter and decreased $4.6 million from the second quarter of 2022 primarily driven by the impact on debit interchange revenues from the statutory price cap provisions of the Durbin Amendment to the Dodd-Frank Act which the Company became subject to in the third quarter of 2022.

◾
Retirement plan administration fees were up $0.3 million from the prior quarter and were $0.9 million lower than the second quarter of 2022 driven by a decrease in activity-based fees which were primarily statutory plan document restatements.

◾
In the second quarter of 2023, the Company incurred a $4.5 million ($0.08 per diluted share) securities loss on the sale of two subordinated debt securities held in the AFS portfolio. In the first quarter of 2023, the Company recorded a $5.0 million ($0.09 per diluted share) securities loss related to the write-off of a subordinated debt security of a failed bank.

Noninterest Expense

◾
Total noninterest expense, excluding $1.2 million of acquisition expenses in the second quarter of 2023 and $0.6 million in the first quarter of 2023, decreased 1.4% compared to the previous quarter and increased 2.0% from the second quarter of 2022.

◾
Salaries and benefits decreased 2.7% from the prior quarter driven by seasonally higher payroll taxes and higher stock-based compensation expenses in the first quarter along with a lower level of incentive compensation in the second quarter. These decreases were partially offset by a full quarter of merit pay increases and higher health and welfare benefits.

◾	Technology and data services expenses increased over the prior quarter and from the second quarter of 2022 due to continued investment in digital platform solutions.
◾
Occupancy costs decreased from the prior quarter due to lower seasonal maintenance, equipment costs and utilities and increased from the second quarter of 2022 driven by higher utilities, rent and seasonal maintenance costs.

◾
FDIC assessment expense was comparable to the prior quarter and increased $0.5 million ($0.01 per diluted share) from the second quarter of 2022 driven by the statutory increase in the FDIC assessment rate.

Income Taxes

◾	The effective tax rate was 22.4% for the second quarter of 2023, compared to 22.2% for the first quarter of 2023 and 22.5% for the second quarter of 2022.

Capital

◾	Capital ratios are strong with tangible common equity to tangible assets[1] at 7.95%. Tangible book value per share[2] was $21.55 at June 30, 2023, $21.52 at March 31, 2023 and $20.99 at June 30, 2022.
◾
Stockholders’ equity increased $36.9 million from December 31, 2022 driven by net income generation of $63.7 million, partially offset by dividends declared of $25.7 million and the repurchase of common stock of $2.8 million.

◾	June 30, 2023, CET1 capital ratio of 12.29%, leverage ratio of 10.51% and total risk-based capital ratio of 15.50%.

Stock Repurchase

◾
The Company purchased 87,000 shares of its common stock in the second quarter of 2023 at an average price of $31.94 per share under its previously announced share repurchase program. The Company may repurchase shares of its common stock from time to time to mitigate the potential dilutive effects of stock-based incentive plans and other potential uses of common stock for corporate purposes. As of June 30, 2023, there were 1,513,000 shares available for repurchase under this plan authorized on December 20, 2021 and set to expire on December 31, 2023.

Salisbury Bancorp, Inc. Merger

◾
On July 10, 2023, NBT announced it has received the requisite regulatory approvals and waivers from the Office of the Comptroller of the Currency, the Connecticut State Banking Department and the Federal Reserve Bank of New York necessary to complete its acquisition of Salisbury. NBT and Salisbury anticipate closing the transaction on August 11, 2023, subject to the satisfaction of customary closing conditions. A weekend systems conversion will follow with locations of Salisbury Bank opening as NBT Bank offices on August 14, 2023. Salisbury is a Connecticut-chartered commercial bank with 13 banking offices in northwestern Connecticut, the Hudson Valley region of New York, and southwestern Massachusetts. Salisbury had assets of $1.56 billion, deposits of $1.36 billion and net loans of $1.24 billion as of June 30, 2023.

Other Events

◾
On July 1, 2023, the Company’s subsidiary national benefits administration firm, EPIC Retirement Plan Services (“EPIC RPS”), completed an asset purchase of Retirement Direct, LLC, based near Charlotte, NC. Retirement Direct served more than 500 qualified and nonqualified retirement plans and had over $2 billion in client assets under management. EPIC RPS has a client base that spans all 50 states and now supports over 5,000 retirement plans with more than 300,000 plan participants.

Conference Call and Webcast

The Company will host a conference call at 8:30 a.m. (Eastern) Tuesday, August 1, 2023, to review second quarter 2023 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at https://www.nbtbancorp.com/bn/presentations-events.html#events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $11.89 billion at June 30, 2023. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 140 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions, including actual or potential stress in the banking industry, and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and the perceived overall value of these products and services by users; (9) changes in consumer spending, borrowing and saving habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisition and integration of acquired businesses; (13) the businesses of NBT and Salisbury may not be combined successfully; (14) the possibility that NBT and Salisbury may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all or to successfully integrate Salisbury’s operations and those of NBT; (15) the ability to increase market share and control expenses; (16) changes in the competitive environment among financial holding companies; (17) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, and the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) changes in the Company’s organization, compensation and benefit plans; (20) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (21) greater than expected costs or difficulties related to the integration of new products and lines of business; and (22) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2023		2022
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Profitability:
Diluted earnings per share	$0.70	$0.78	$0.84	$0.90	$0.88
Weighted average diluted common shares outstanding	43,126,498	43,125,986	43,144,666	43,110,932	43,092,851
Return on average assets[3]	1.02%	1.16%	1.23%	1.33%	1.28%
Return on average equity[3]	9.91%	11.47%	12.30%	12.87%	12.73%
Return on average tangible common equity1 3	13.13%	15.31%	16.54%	17.12%	17.00%
Net interest margin1 3	3.27%	3.55%	3.68%	3.51%	3.21%

	6 Months Ended June 30,
	2023	2022
Profitability:
Diluted earnings per share	$1.48	$1.78
Weighted average diluted common shares outstanding	43,129,259	43,238,248
Return on average assets	1.09%	1.30%
Return on average equity	10.68%	12.76%
Return on average tangible common equity[1]	14.20%	16.93%
Net interest margin[1]	3.41%	3.08%

	2023		2022
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Balance sheet data:
Short-term interest-bearing accounts	$31,878	$68,045	$30,862	$97,303	$328,593
Securities available for sale	1,453,926	1,512,008	1,527,225	1,556,501	1,619,356
Securities held to maturity	912,876	906,824	919,517	929,541	936,512
Net loans	8,257,724	8,164,328	8,049,347	7,807,984	7,684,081
Total assets	11,890,497	11,839,730	11,739,296	11,640,742	11,720,459
Total deposits	9,529,919	9,681,205	9,495,933	9,918,751	10,028,708
Total borrowings	880,518	703,248	787,950	277,889	265,796
Total liabilities	10,680,004	10,628,071	10,565,742	10,484,196	10,531,903
Stockholders’ equity	1,210,493	1,211,659	1,173,554	1,156,546	1,188,556

Capital:
Equity to assets	10.18%	10.23%	10.00%	9.94%	10.14%
Tangible equity ratio[1]	7.95%	7.99%	7.73%	7.64%	7.87%
Book value per share	$28.26	$28.24	$27.38	$27.00	$27.75
Tangible book value per share[2]	$21.55	$21.52	$20.65	$20.25	$20.99
Leverage ratio	10.51%	10.43%	10.32%	10.21%	9.77%
Common equity tier 1 capital ratio	12.29%	12.28%	12.12%	12.17%	12.14%
Tier 1 capital ratio	13.35%	13.34%	13.19%	13.27%	13.27%
Total risk-based capital ratio	15.50%	15.53%	15.38%	15.50%	15.50%
Common stock price (end of period)	$31.85	$33.71	$43.42	$37.95	$37.59

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2023		2022
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Asset quality:
Nonaccrual loans	$16,931	$16,284	$17,233	$19,098	$23,673
90 days past due and still accruing	2,755	2,328	3,823	2,732	2,096
Total nonperforming loans	19,686	18,612	21,056	21,830	25,769
Other real estate owned	179	105	105	-	-
Total nonperforming assets	19,865	18,717	21,161	21,830	25,769
Allowance for loan losses	100,400	100,250	100,800	96,800	93,600

Asset quality ratios:
Allowance for loan losses to total loans	1.20%	1.21%	1.24%	1.22%	1.20%
Total nonperforming loans to total loans	0.24%	0.23%	0.26%	0.28%	0.33%
Total nonperforming assets to total assets	0.17%	0.16%	0.18%	0.19%	0.22%
Allowance for loan losses to total nonperforming loans	510.01%	538.63%	478.72%	443.43%	363.23%
Past due loans to total loans[4]	0.45%	0.30%	0.33%	0.30%	0.40%
Net charge-offs to average loans[3]	0.17%	0.19%	0.18%	0.07%	0.04%

	2023		2022
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Loan net charge-offs by line of business:
Commercial & industrial	$51	$(294)	$(45)	$(1,045)	$(298)
Commercial real estate	41	42	8	324	(246)
Residential real estate and home equity	(43)	80	(79)	(56)	(210)
Indirect auto	273	423	445	222	163
Residential solar	581	656	596	43	153
Other consumer	2,553	2,904	2,752	1,796	1,228
Total loan net charge-offs	$3,456	$3,811	$3,677	$1,284	$790

	2023		2022
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Allowance for loan losses as a percentage of loans by segment:
Commercial & industrial	0.86%	0.85%	0.82%	0.80%	0.74%
Commercial real estate	0.93%	0.93%	0.91%	0.88%	0.89%
Residential real estate	0.73%	0.73%	0.72%	0.74%	0.79%
Auto	0.80%	0.77%	0.81%	0.78%	0.79%
Residential solar	3.09%	3.04%	3.21%	3.08%	3.00%
Other consumer	5.98%	6.19%	6.27%	6.67%	6.19%
Total	1.20%	1.21%	1.24%	1.22%	1.20%

	2023		2022
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Loans by line of business:
Commercial & industrial	$1,318,340	$1,277,446	$1,265,082	$1,258,871	$1,298,072
Commercial real estate	2,884,264	2,845,631	2,807,941	2,724,728	2,670,633
Paycheck protection program	753	845	949	3,328	17,286
Residential real estate	1,666,204	1,651,918	1,649,870	1,626,528	1,606,188
Indirect auto	1,048,739	1,031,315	989,587	952,757	936,516
Residential solar	926,365	920,084	856,798	728,898	599,565
Home equity	310,897	308,219	314,124	313,557	313,395
Other consumer	202,562	229,120	265,796	296,117	336,026
Total loans	$8,358,124	$8,264,578	$8,150,147	$7,904,784	$7,777,681

PPP income recognized	$5	$9	$71	$320	$1,301
PPP unamortized fees	$35	$38	$45	$108	$414

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

	June 30,	December 31,
Assets	2023	2022
Cash and due from banks	$170,010	$166,488
Short-term interest-bearing accounts	31,878	30,862
Equity securities, at fair value	33,893	30,784
Securities available for sale, at fair value	1,453,926	1,527,225
Securities held to maturity (fair value $808,641 and $812,647, respectively)	912,876	919,517
Federal Reserve and Federal Home Loan Bank stock	53,076	44,713
Loans held for sale	1,866	562
Loans	8,358,124	8,150,147
Less allowance for loan losses	100,400	100,800
Net loans	$8,257,724	$8,049,347
Premises and equipment, net	66,799	69,047
Goodwill	281,204	281,204
Intangible assets, net	6,497	7,341
Bank owned life insurance	233,400	232,409
Other assets	387,348	379,797
Total assets	$11,890,497	$11,739,296

Liabilities and stockholders’ equity
Demand (noninterest bearing)	$3,326,685	$3,617,324
Savings, NOW and money market	5,224,560	5,444,837
Time	978,674	433,772
Total deposits	$9,529,919	$9,495,933
Short-term borrowings	652,413	585,012
Long-term debt	29,764	4,815
Subordinated debt, net	97,145	96,927
Junior subordinated debt	101,196	101,196
Other liabilities	269,567	281,859
Total liabilities	$10,680,004	$10,565,742

Total stockholders’ equity	$1,210,493	$1,173,554

Total liabilities and stockholders’ equity	$11,890,497	$11,739,296

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Interest, fee and dividend income
Interest and fees on loans	$106,935	$78,539	$207,834	$151,882
Securities available for sale	7,493	7,317	15,109	14,157
Securities held to maturity	4,991	4,185	10,026	7,678
Other	1,170	1,442	1,812	1,967
Total interest, fee and dividend income	$120,589	$91,483	$234,781	$175,684
Interest expense
Deposits	$19,986	$1,756	$31,130	$3,598
Short-term borrowings	8,126	13	13,045	29
Long-term debt	290	33	337	120
Subordinated debt	1,335	1,359	2,669	2,718
Junior subordinated debt	1,767	737	3,449	1,286
Total interest expense	$31,504	$3,898	$50,630	$7,751
Net interest income	$89,085	$87,585	$184,151	$167,933
Provision for loan losses	3,606	4,390	7,515	4,986
Net interest income after provision for loan losses	$85,479	$83,195	$176,636	$162,947
Noninterest income
Service charges on deposit accounts	$3,733	$3,763	$7,281	$7,451
Card services income	5,121	9,751	9,966	18,446
Retirement plan administration fees	11,735	12,676	23,197	25,955
Wealth management	8,227	8,252	16,314	16,892
Insurance services	3,716	3,578	7,647	7,366
Bank owned life insurance income	1,528	1,411	3,406	3,065
Net securities (losses)	(4,641)	(587)	(9,639)	(766)
Other	2,626	2,812	5,282	5,906
Total noninterest income	$32,045	$41,656	$63,454	$84,315
Noninterest expense
Salaries and employee benefits	$46,834	$46,716	$94,989	$92,224
Technology and data services	9,305	8,945	18,312	17,492
Occupancy	6,923	6,487	14,143	13,280
Professional fees and outside services	4,159	3,906	8,337	8,182
Office supplies and postage	1,676	1,548	3,304	2,972
FDIC assessment	1,344	810	2,740	1,612
Advertising	525	730	1,174	1,384
Amortization of intangible assets	458	545	994	1,181
Loan collection and other real estate owned, net	691	757	1,546	1,141
Acquisition expenses	1,189	-	1,807	-
Other	5,690	5,675	10,770	8,794
Total noninterest expense	$78,794	$76,119	$158,116	$148,262
Income before income tax expense	$38,730	$48,732	$81,974	$99,000
Income tax expense	8,658	10,957	18,244	22,099
Net income	$30,072	$37,775	$63,730	$76,901
Earnings Per Share
Basic	$0.70	$0.88	$1.49	$1.79
Diluted	$0.70	$0.88	$1.48	$1.78

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2023		2022
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest, fee and dividend income
Interest and fees on loans	$106,935	$100,899	$95,620	$85,266	$78,539
Securities available for sale	7,493	7,616	7,831	7,665	7,317
Securities held to maturity	4,991	5,035	5,050	4,854	4,185
Other	1,170	642	671	1,429	1,442
Total interest, fee and dividend income	$120,589	$114,192	$109,172	$99,214	$91,483
Interest expense
Deposits	$19,986	$11,144	$4,092	$2,233	$1,756
Short-term borrowings	8,126	4,919	2,510	84	13
Long-term debt	290	47	21	20	33
Subordinated debt	1,335	1,334	1,346	1,360	1,359
Junior subordinated debt	1,767	1,682	1,424	1,039	737
Total interest expense	$31,504	$19,126	$9,393	$4,736	$3,898
Net interest income	$89,085	$95,066	$99,779	$94,478	$87,585
Provision for loan losses	3,606	3,909	7,677	4,484	4,390
Net interest income after provision for loan losses	$85,479	$91,157	$92,102	$89,994	$83,195
Noninterest income
Service charges on deposit accounts	$3,733	$3,548	$3,598	$3,581	$3,763
Card services income	5,121	4,845	4,958	5,654	9,751
Retirement plan administration fees	11,735	11,462	10,661	11,496	12,676
Wealth management	8,227	8,087	8,017	8,402	8,252
Insurance services	3,716	3,931	3,438	3,892	3,578
Bank owned life insurance income	1,528	1,878	1,419	1,560	1,411
Net securities (losses)	(4,641)	(4,998)	(217)	(148)	(587
Other	2,626	2,656	2,217	2,735	2,812
Total noninterest income	$32,045	$31,409	$34,091	$37,172	$41,656
Noninterest expense
Salaries and employee benefits	$46,834	$48,155	$47,235	$48,371	$46,716
Technology and data services	9,305	9,007	9,124	9,096	8,945
Occupancy	6,923	7,220	6,521	6,481	6,487
Professional fees and outside services	4,159	4,178	4,811	3,817	3,906
Office supplies and postage	1,676	1,628	1,699	1,469	1,548
FDIC assessment	1,344	1,396	798	787	810
Advertising	525	649	879	559	730
Amortization of intangible assets	458	536	538	544	545
Loan collection and other real estate owned, net	691	855	957	549	757
Acquisition expenses	1,189	618	967	-	-
Other	5,690	5,080	5,980	5,021	5,675
Total noninterest expense	$78,794	$79,322	$79,509	$76,694	$76,119
Income before income tax expense	$38,730	$43,244	$46,684	$50,472	$48,732
Income tax expense	8,658	9,586	10,563	11,499	10,957
Net income	$30,072	$33,658	$36,121	$38,973	$37,775
Earnings Per Share
Basic	$0.70	$0.78	$0.84	$0.91	$0.88
Diluted	$0.70	$0.78	$0.84	$0.90	$0.88

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q2 - 2023		Q1 - 2023		Q4 - 2022		Q3 - 2022		Q2 - 2022
Assets
Short-term interest-bearing accounts	$28,473	3.62%	$34,215	2.26%	$39,573	3.31%	$191,463	2.51%	$553,548	0.82%
Securities taxable[1]	2,394,027	1.90%	2,442,732	1.92%	2,480,959	1.88%	2,491,315	1.83%	2,439,960	1.74%
Securities tax-exempt 1 5	201,499	2.83%	202,321	2.81%	208,238	2.68%	211,306	2.47%	256,799	1.83%
FRB and FHLB stock	51,454	7.12%	41,144	4.45%	32,903	4.11%	25,182	3.47%	24,983	5.03%
Loans1 6	8,307,894	5.17%	8,189,520	5.00%	8,039,442	4.72%	7,808,025	4.34%	7,707,730	4.09%
Total interest-earning assets	$10,983,347	4.42%	$10,909,932	4.26%	$10,801,115	4.02%	$10,727,291	3.68%	$10,983,020	3.35%
Other assets	835,424		836,879		855,410		887,378		883,498
Total assets	$11,818,771		$11,746,811		$11,656,525		$11,614,669		$11,866,518
Liabilities and stockholders’ equity
Money market deposit accounts	$2,113,965	2.30%	$2,081,210	1.22%	$2,169,192	0.39%	$2,332,341	0.15%	$2,577,367	0.14%
NOW deposit accounts	1,463,953	0.38%	1,598,834	0.36%	1,604,096	0.33%	1,548,115	0.21%	1,580,132	0.07%
Savings deposits	1,708,874	0.03%	1,781,465	0.03%	1,823,056	0.03%	1,854,122	0.03%	1,845,128	0.03%
Time deposits	856,305	2.97%	639,645	2.10%	432,110	0.41%	455,168	0.35%	478,531	0.37%
Total interest-bearing deposits	$6,143,097	1.30%	$6,101,154	0.74%	$6,028,454	0.27%	$6,189,746	0.14%	$6,481,158	0.11%
Federal funds purchased	48,407	5.35%	44,334	4.92%	56,576	4.03%	1,522	3.39%	-	-
Repurchase agreements	55,627	1.08%	71,340	0.08%	76,334	0.11%	69,048	0.10%	60,061	0.09%
Short-term borrowings	557,818	5.27%	357,200	4.96%	177,533	4.28%	6,440	3.33%	-	-
Long-term debt	29,773	3.91%	7,299	2.61%	3,817	2.18%	3,331	2.38%	5,336	2.48%
Subordinated debt, net	97,081	5.52%	96,966	5.58%	97,839	5.46%	98,748	5.46%	98,642	5.53%
Junior subordinated debt	101,196	7.00%	101,196	6.74%	101,196	5.58%	101,196	4.07%	101,196	2.92%
Total interest-bearing liabilities	$7,032,999	1.80%	$6,779,489	1.14%	$6,541,749	0.57%	$6,470,031	0.29%	$6,746,393	0.23%
Demand deposits	3,316,955		3,502,489		3,658,965		3,708,131		3,711,049
Other liabilities	251,511		274,517		290,895		234,851		218,491
Stockholders’ equity	1,217,306		1,190,316		1,164,916		1,201,656		1,190,585
Total liabilities and stockholders’ equity	$11,818,771		$11,746,811		$11,656,525		$11,614,669		$11,866,518
Interest rate spread		2.62%		3.12%		3.45%		3.39%		3.12%
Net interest margin (FTE)[1]		3.27%		3.55%		3.68%		3.51%		3.21%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Six Months Ended June 30,	2023			2022
Assets
Short-term interest-bearing accounts	$31,328	$447	2.88%	$770,727	$1,533	0.40%
Securities taxable[1]	2,418,245	22,902	1.91%	2,362,699	19,981	1.71%
Securities tax-exempt1 5	201,908	2,826	2.82%	257,651	2,347	1.84%
FRB and FHLB stock	46,327	1,365	5.94%	25,004	434	3.50%
Loans1 6	8,249,034	208,038	5.09%	7,619,691	151,964	4.02%
Total interest-earning assets	$10,946,842	$235,578	4.34%	$11,035,772	$176,259	3.22%
Other assets	836,148			915,361
Total assets	$11,782,990			$11,951,133
Liabilities and stockholders’ equity
Money market deposit accounts	$2,097,678	$18,368	1.77%	$2,648,458	$1,924	0.15%
NOW deposit accounts	1,531,021	2,824	0.37%	1,581,603	460	0.06%
Savings deposits	1,744,969	286	0.03%	1,819,978	293	0.03%
Time deposits	748,573	9,652	2.60%	486,537	921	0.38%
Total interest-bearing deposits	$6,122,241	$31,130	1.03%	$6,536,576	$3,598	0.11%
Federal funds purchased	46,381	1,184	5.15%	-	-	-
Repurchase agreements	63,440	164	0.52%	66,379	29	0.09%
Short-term borrowings	458,064	11,697	5.15%	-	-	-
Long-term debt	18,598	337	3.65%	9,634	120	2.51%
Subordinated debt, net	97,024	2,669	5.55%	98,587	2,718	5.56%
Junior subordinated debt	101,196	3,449	6.87%	101,196	1,286	2.56%
Total interest-bearing liabilities	$6,906,944	$50,630	1.48%	$6,812,372	$7,751	0.23%
Demand deposits	3,409,209			3,710,589
Other liabilities	262,951			212,425
Stockholders’ equity	1,203,886			1,215,747
Total liabilities and stockholders’ equity	$11,782,990			$11,951,133
Net interest income (FTE)[1]		$184,948			$168,508
Interest rate spread			2.86%			2.99%
Net interest margin (FTE)[1]			3.41%			3.08%
Taxable equivalent adjustment		$797			$575
Net interest income		$184,151			$167,933

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

FTE adjustment	2023		2022
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Net interest income	$89,085	$95,066	$99,779	$94,478	$87,585
Add: FTE adjustment	402	395	392	337	290
Net interest income (FTE)	$89,487	$95,461	$100,171	$94,815	$87,875
Average earning assets	$10,983,347	$10,909,932	$10,801,115	$10,727,291	$10,983,020
Net interest margin (FTE)[3]	3.27%	3.55%	3.68%	3.51%	3.21%

	6 Months Ended June 30,
	2023	2022
Net interest income	$184,151	$167,933
Add: FTE adjustment	797	575
Net interest income (FTE)	$184,948	$168,508
Average earning assets	$10,946,842	$11,035,772
Net interest margin (FTE)[3]	3.41%	3.08%

Interest income for tax-exempt securities and loans have been adjusted to an FTE basis using the statutory Federal income tax rate of 21%.

Tangible equity to tangible assets	2023		2022
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Total equity	$1,210,493	$1,211,659	$1,173,554	$1,156,546	$1,188,556
Intangible assets	287,701	288,159	288,545	289,083	289,259
Total assets	$11,890,497	$11,839,730	$11,739,296	$11,640,742	$11,720,459
Tangible equity to tangible assets	7.95%	7.99%	7.73%	7.64%	7.87%

Return on average tangible common equity	2023		2022
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Net income	$30,072	$33,658	$36,121	$38,973	$37,775
Amortization of intangible assets (net of tax)	344	402	404	408	409
Net income, excluding intangibles amortization	$30,416	$34,060	$36,525	$39,381	$38,184

Average stockholders’ equity	$1,217,306	$1,190,316	$1,164,916	$1,201,656	$1,190,585
Less: average goodwill and other intangibles	287,974	288,354	288,856	289,296	289,584
Average tangible common equity	$929,332	$901,962	$876,060	$912,360	$901,001
Return on average tangible common equity[3]	13.13%	15.31%	16.54%	17.12%	17.00%

	6 Months Ended June 30,
	2023	2022
Net income	$63,730	$76,901
Amortization of intangible assets (net of tax)	746	886
Net income, excluding intangibles amortization	$64,476	$77,787

Average stockholders’ equity	$1,203,886	$1,215,747
Less: average goodwill and other intangibles	288,163	289,402
Average tangible common equity	$915,723	$926,345
Return on average tangible common equity[3]	14.20%	16.93%

[2]	Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by common shares outstanding.
[3]	Annualized.
[4]	Total past due loans, defined as loans 30 days or more past due and in an accrual status.
[5]	Securities are shown at average amortized cost.
[6]	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.